Exhibit 99.1

Federal Trust Corporation Announces Appointment of President

          SANFORD, Fla., Dec. 4 /PRNewswire-FirstCall/ -- Federal Trust Corporation (Amex: FDT), announced today that Chairman and Chief Executive Officer James V. Suskiewich, has replaced Stephen Green as the President of its wholly-owned subsidiary, Federal Trust Bank.

          Chairman Suskiewich stated that the Board of Directors determined that a change in management was necessary for the Bank to be able to implement needed operational changes in 2007.  “As we complete our initial branch strategy next year, we have refocused our emphasis to improve the loan and deposit mix to enhance our net interest margin.  We will use our expanded branch network to reduce our dependency on brokered deposits and lower yielding residential loans.  We have made good progress in commercial real estate lending; however, a major focus will be directed toward relationship banking with small businesses and a sales-driven culture.  Small businesses are willing to give a bank their deposit relationships if they can provide customers with the other services that they need.  Financial institutions continue to compete for an increased market share and face tough competition for deposits from non- conventional sources.  We cannot afford to leave any stones unturned,” emphasized Chairman Suskiewich.  In fact, the latest product being offered by the Bank to business customers is remote check capture.  “This will provide for greater efficiencies and immediate deposit capabilities for check deposits,” noted Chairman Suskiewich.

          We have great opportunities to continue the transformation of our thrift portfolio to more of a commercial banking mix.  With the enhancement of our branch network and our small business outreach, we will have the products that most businesses need, and with an aggressive sales-driven force will further enhance our franchise value,” concluded Chairman Suskiewich.

          Federal Trust Corporation is a unitary thrift holding company located in Sanford, Florida, with $730 million in consolidated assets and $54 million in stockholders’ equity. Federal Trust Corporation, which has two operating subsidiaries, Federal Trust Bank and Federal Trust Mortgage Corporation, is traded on the American Stock Exchange under the symbol “FDT.”

          SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

          Certain statements in this press release may contain “forward-looking” statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward- looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Federal Trust Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Federal Trust Corporation’s financial performance and could cause actual results for fiscal 2006 and beyond to differ materially from those expressed or implied in such forward-looking statements. Federal Trust Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any project results expressed or implied therein will not be realized.

          For further information regarding Federal Trust Corporation, please read the Federal Trust Corporation reports filed with the SEC and available at www.sec.gov.  Press Releases and other information about Federal Trust Corporation can be found on PR Newswire at http://www.prnewswire.com or at Federal Trust’s website at http://www.federaltrust.com.

          For more information, contact: Marcia Zdanys
                                                            Corporate Secretary/Investor Relations
                                                            (407) 323-1833

SOURCE  Federal Trust Corporation
          -0-                                        12/04/2006
          /CONTACT:  Marcia Zdanys, Corporate Secretary-Investor Relations of Federal Trust Corporation, +1-407-323-1833/
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